MOEN AND COMPANY LLP CHARTERED ACCOUNTANTS

Member:

Canadian Institute of Chartered Accountants

Institute of Chartered Accountants of British Columbia

Institute of Management Accountants (USA) (From 1965)

Registered with:

Public Company Accounting Oversight Board (USA) (PCAOB)

Canadian Public Accountability Board (CPAB)

Canada  - British Columbia Public Practice Licence

Securities Commission Building

PO Box 10129, Pacific Centre

       Suite 1400 – 701 West Georgia Street

                                                Vancouver, British Columbia

Canada V7Y 1C6

Telephone:  (604) 662-8899

Fax:  (604) 662-8809

Email:  moenca@telus.net

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

  Fujian Zhong De Technology Stock Co., Ltd.

We have audited the accompanying balance sheets of Fujian Zhong De Technology Stock Co., Ltd. as of December 31, 2005 and 2004, and the related statements of income, and comprehensive income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fujian Zhong De Technology Stock Co., Ltd.as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

“Moen and Company LLP”

                         (“Signed”)

Chartered Accountants

Vancouver, British Columbia, Canada

May 31, 2006